Exhibit 10.5

ODDITY TECH LTD.

2023 Incentive Award Plan

SHARE Option Grant Notice

Capitalized terms not specifically defined in this Share Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2023 Incentive Award Plan (as amended from time to time, the “Plan”) of Oddity Tech Ltd. (the “Company”). The Company hereby grants to the participant listed below (“Participant”) the share option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Share Option Agreement attached hereto as Exhibit A (the “Agreement”), and the special terms and provisions, if any, for the Participant’s country of residence in the appendix attached hereto as Exhibit B (the “International Appendix”), each of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:
Vesting Commencement Date:
Vesting Schedule:	[To be specified in individual agreements]
Type of Option	☐ Incentive Stock Option ☐ Non-Qualified Option

By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and the International Appendix, as applicable. Participant has reviewed the Plan, this Grant Notice, the Agreement and the International Appendix, as applicable, in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the International Appendix, as applicable. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

ODDITY TECH LTD.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

SHARE OPTION AGREEMENT

ARTICLE I.
GENERAL

1.1            Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement, the International Appendix, as applicable, and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.2            Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a)            “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(b)            [“CIC Qualifying Termination” shall mean Participant’s Termination of Service by any Participating Company without Cause upon or during the twelve-month period immediately following a Change in Control.]1

(c)            “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

ARTICLE II.
GRANT OF OPTION

Section 2.1      Grant of Option. In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to the Participant the Option to purchase any part or all of an aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan.

Section 2.2      Exercise Price. The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

Section 2.3      Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to any Participating Company.

ARTICLE III.
PERIOD OF EXERCISABILITY

Section 3.1      Commencement of Exercisability.

(a)            Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to Sections [3.1(b)], 3.2, 3.3, 5.9 and 5.14 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

1 Note to Draft: Include for participants receiving double trigger protection.

(b)      [Notwithstanding the Grant Notice or the provisions of Section 3.1(a) and (c), in the event of a CIC Qualifying Termination, the Option shall become vested and exercisable in full on the date of such CIC Qualifying Termination.]2

(c)            Unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, any portion of the Option that has not become vested and exercisable on or prior to the Cessation Date (including, without limitation, pursuant to any employment or similar agreement by and between Participant and the Company) shall be forfeited on the Cessation Date and shall not thereafter become vested or exercisable.

Section 3.2      Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 3.3      Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)            The expiration date set forth in the Grant Notice; provided that such expiration date shall not be later than the tenth (10th) anniversary of the Grant Date;

(b)            Except as the Administrator may otherwise approve, the ninetieth (90th) day following the Cessation Date by reason of Participant’s Termination of Service for any reason other than due to death, Disability or by a Participating Company for Cause;

(c)            Except as the Administrator may otherwise approve, immediately upon the Cessation Date by reason of Participant’s Termination of Service by a Participating Company for Cause; and

(d)            The expiration of twelve (12) months from the Cessation Date by reason of Participant’s Termination of Service due to death or Disability.

Section 3.4      Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)            The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i)            by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

2 Note to Draft: Include for participants receiving double-trigger protection.

(ii)            by the deduction of such amount from other compensation payable to Participant;

(iii)            with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Participating Companies withhold a net number of vested Shares otherwise issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv)            with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v)            with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)            in any combination of the foregoing.

(b)            With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the exercise of the Option to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.

(c)            In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then issuable upon the exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Option constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 3.4(c) if such delay will result in a violation of Section 409A.

(d)            Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the Option. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

ARTICLE IV.
EXERCISE OF OPTION

Section 4.1      Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

Section 4.2      Partial Exercise. Subject to Section 5.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.

Section 4.3      Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other Person designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof.

(a)            An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)            The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 that is acceptable to the Administrator;

(c)            The payment of any applicable withholding tax in accordance with Section 3.4;

(d)            Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and

(e)            In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than Participant, appropriate proof of the right of such Person or Persons to exercise the Option.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

Section 4.4      Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a)            Cash or check;

(b)            With the consent of the Administrator, surrender of vested Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Option or exercised portion thereof;

(c)            Through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(d)            Any other form of legal consideration acceptable to the Administrator.

Section 4.5      Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 4.4, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Participating Company with respect to which the applicable withholding obligation arises.

Section 4.6      Rights as Shareholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Article VIII of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

Section 4.7      Restrictive Covenants; Forfeiture. The Participant hereby acknowledges and agrees that the restrictive covenants set forth on Annex I hereto together with any restrictive covenants or similar written agreements (the “Restrictive Covenant Agreements”) between such Participant and the Company or any other Participating Company are incorporated herein by reference, and that such agreements, as applicable, remain in full force and effect. In the event the Participant materially breaches the Restrictive Covenant Agreements or any other written covenants between such Participant and any Participating Company, the Participant shall immediately forfeit any and all Options granted under this Agreement (whether or not vested), and Participant’s rights in any such Options shall lapse and expire. For the avoidance of doubt, such forfeiture, lapse and expiration shall not limit the Participating Companies’ ability to seek other remedies for such breach.

ARTICLE V.

other provisions

Section 5.1      Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice, this Agreement and the International Appendix, as applicable, and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice, this Agreement and the International Appendix, as applicable, as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice, this Agreement or the International Appendix, as applicable.

Section 5.2      Whole Shares. The Option may only be exercised for whole Shares.

Section 5.3      Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, if the Option is a Non-Qualified Option, it may be transferred to permitted transferees in accordance with the Plan pursuant to any conditions and procedures the Administrator may require.

Section 5.4      Adjustments. The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.

Section 5.5      Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (to Participant only) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.6      Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.7      Governing Law. The laws of the State of Israel shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.8      Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice, this Agreement and the International Appendix, as applicable, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice, this Agreement and the International Appendix, as applicable, shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 5.9      Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material respect without the prior written consent of Participant.

Section 5.10      Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.3 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 5.11      Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 5.12      Not a Contract of Employment. Nothing in this Agreement, the International Appendix, as applicable, or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 5.13      Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 5.14      Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 5.15      Agreement Severable. In the event that any provision of the Grant Notice, this Agreement (including, for the avoidance of doubt, the Restrictive Covenant Agreement) or the International Appendix, as applicable, is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice, this Agreement or the International Appendix, as applicable.

Section 5.16      Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the right to receive Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

Section 5.17      Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 5.18      Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 3.4(c) or the payment of the Exercise Price as provided in Section 4.4(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or Exercise Price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or Exercise Price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Participating Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Participating Company’s withholding obligation.

Section 5.19      Incentive Stock Options. Participant acknowledges that to the extent the aggregate Fair Market Value of Shares (determined as of the time the option with respect to the Shares is granted) with respect to which Incentive Stock Options, including this Option (if applicable), are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such Incentive Stock Options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such Incentive Stock Options shall be treated as Non-Qualified Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other share options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Option.

Section 5.20      Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

Section 5.21      Clawback. The Option (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Option or upon the receipt or resale of any Shares underlying the Option) will be subject to any Company clawback policy as in effect from time to time, including any clawback policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Section 5.22      Special Provisions for Options Granted to Participants Outside the United States. If the Participant performs services for any Participating Company outside of the United States, this Agreement shall be subject to the special provisions, if any, for the Participant’s country of residence, as set forth in the International Appendix. If the Participant relocates to one of the countries included in the International Appendix during the life of this Agreement, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with applicable foreign and local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on this Agreement, the Option and the Shares issued upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with applicable foreign or local laws or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

* * * * *

EXHIBIT B

TO SHARE OPTION AWARD AGREEMENT

SPECIAL PROVISIONS FOR SHARE OPTIONS

GRANTED TO PARTICIPANTS OUTSIDE THE U.S.

This Exhibit B includes additional terms applicable to Participants who reside or provide services to a Participating Company in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement to which this Exhibit B is attached and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

This International Appendix also includes information relating to exchange control and other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of June 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant does not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option is exercised or Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of the Participant, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to the Participant.

ISRAEL

The following provisions will apply if the Participant is an employee of an Israeli resident subsidiary of the Company on the Grant Date.

Israeli Sub-Plan: The Options and underlying Shares shall be subject to the provisions of the Plan and the Sub-Plan for Israeli Participants (the “Israeli Sub-Plan”). The terms used herein shall have the meaning ascribed to them in the Plan and the Israeli Sub-Plan.

Designation. The Options are intended to be subject to the trustee capital gain route of Section 102 of the Israeli Tax Ordinance [New Version] 1961 (“Section 102” and “Capital Gains Route”), subject to compliance with the requirements under Section 102 and any rules or regulations thereunder, including the execution of this Agreement and the required declarations. However, in the event the Options do not meet the requirements of Section 102, such Options and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route. The Company makes no representations or guarantees that the Options will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102.

The Trustee. The Options and the Shares issued upon exercise and/or any additional rights, including without limitation any right to receive any dividends or any Shares received as a result of an adjustment made under the Plan, that may be granted in connection with the Options (the “Additional Rights”) shall be issued to or controlled by the Trustee for the Participant’s benefit under the provisions of the Capital Gains Route for at least the period stated in Section 102 or any other period of time determined by the Israel Tax Authority (“ITA”). In accordance with the requirements of Section 102 and the Capital Gains Route, the Participant shall not sell nor transfer from the Trustee the Common Stock or Additional Rights until the end of the period required under Section 102 or any shorter period determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or transfer occurs before the end of the Holding Period, the sanctions under Section 102 shall apply and shall be borne by the Participant.

Taxes. Despite section 2.4 of the Agreement, Tax shall not generally be due upon exercise of the Options but upon sale or release of the Shares from the Trustee. Any and all taxes due in relation to the Options and Shares, shall be borne solely by the Participant and in the event of death, by the Participant's heirs. Each Participating Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, the rules, and regulations, including withholding taxes at source. Furthermore, the Participant hereby agrees to indemnify the applicable Participating Company, and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. Each Participating Company and/or the Trustee, to the extent permitted by law, shall have the right to deduct from any payment otherwise due to the Participant, or from proceeds of the sale of any Shares, an amount equal to any Taxes required by law to be withheld with respect to such Shares. The Participant will pay to the applicable Participating Company or the Trustee any amount of taxes that the Participating Company or the Trustee may be required to withhold with respect to any Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares if the Participant fails to comply with the Participant's obligations in connection with the taxes as described in this section. Any fees associated with any exercise, sale, transfer or any act in relation to the Options and the Shares, shall be borne by the Participant. The Trustee and/or the applicable Participating Company shall be entitled to withhold or deduct such fees from payments otherwise due to/from the Participating Company or the Trustee.

Acknowledgements. In addition to the acknowledgments included in the Agreement, by accepting the Option the Participant hereby understands, acknowledges, agrees as follows: (i) Participant is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the Participant's Options and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, the specific tax route may not apply; (ii) the Participant accepts the provisions of the trust agreement signed between the Company and the Trustee, and agrees to be bound by its terms; (iii) the Participant acknowledge that selling the Shares or releasing the Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (iv) the Participant authorizes the Company to provide the electronic capitalization table system provider and the Trustee with any information required for the purpose of administering the Plan including executing their obligations according to Section 102, the trust deed and the trust agreement, including without limitation information about the Participant's Options, Shares, income tax rates, salary bank account, contact details and identification number and acknowledges that the information might be shared with an administrator who is located outside of Israel, where the level of protection of personal data is different than in Israel.

ANNEX I

Restrictive Covenant Agreement